Exhibit 15.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in Registration Statement Nos. 333-121231 and 333-175785 on Form S-8, and F-3 File No. 333-197431 of our report, dated May 16, 2016, relating to the consolidated financial statements of SuperCom Ltd ("the Company”) for the years ended December 31, 2015 and December 31, 2014, appearing  in this Annual Report on Form 20-F of the Company.

/s/ Brightman Almagor Zohar & Co.

Brightman Almagor Zohar & Co.

Certified Public Accountants

A member of Deloitte Touche Tohmatsu

Tel Aviv, Israel

May 16, 2016